CDI Corp. Board of Directors Accepts Resignation of Mitch Wienick; Names Board Member Allen Levantin as Acting President/CEO

Philadelphia, Pa. (October 17, 2000) -- CDI Corp. (NYSE: CDI) today announced that its Board of Directors has accepted the voluntary resignation of Mitch Wienick as President and Chief Executive Officer and as a member of the Board, and expressed its appreciation for all of Mr. Wienick's contributions to CDI. Mr. Wienick has resigned, effective immediately, to pursue other professional and business opportunities. Allen M. Levantin, a member of the Board of Directors, has been appointed to serve as acting President and Chief Executive Officer while the Board conducts a search for a successor.

Mr. Levantin has been a member of the CDI Corp. Board of Directors since 1989 and served for several years as a member of the Board's Audit Committee. Effective with his appointment as acting CEO, he will relinquish his current Audit Committee role. Mr. Levantin had previously served as Chairman and Chief Executive Officer of CDI's Todays Staffing business unit and, earlier, as President and Chief Executive Officer of CDI Temporary Services, Inc. In recent years, he has served as a mentor and business advisor to the business unit presidents of several other CDI business units.

Mr. Levantin began his career with Rohm and Haas Co., where he rose to the position of Group Vice President. Over 33 years, he worked in areas of research, sales and marketing. Among the other positions he held were Vice President of European Operations with responsibility for operations in 25 countries.

Walter R. Garrison, Chairman of the CDI Board of Directors, said: "Our Board of Directors is determined to make whatever decisions are necessary in order to seize business opportunities and to deliver excellence over the long term to our customers, a superior environment for our employees, and highly competitive returns for our shareholders. For that reason, I am delighted to welcome back Allen Levantin, who is a talented and experienced executive with enormous breadth and depth of knowledge of CDI's businesses."

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Levantin  said:  "CDI has among the best  stable  of  brands  and  people in the industry. I believe CDI has a very bright future. I look forward to working with our talented people to take the business to new heights."

In conjunction with this announcement, CDI Corp. reiterated that it anticipates earnings per share from continuing operations to be in the range of $0.58 to $0.61 per share for the third quarter ending September 30. CDI earned $0.70 per share from continuing operations in the third quarter of 1999. CDI Corp. will announce third quarter earnings prior to the opening of the market on Monday, October 23.

Company Information
-------------------

Philadelphia-based CDI Corp., including its Management Recruiters  International
(MRI) and Todays Staffing subsidiaries, comprises the world's largest search and recruitment organization and is a global top 10 provider of staffing, outsourcing and technical consulting services. In 1999, nearly 100,000 people worked on company assignments, including specialists in information technology, engineering and telecommunications, and in legal, administrative and office support. MRI placed another 35,000 people in a wide range of careers. In 1999, CDI had revenues of more than $1.6 billion. CDI and its franchisees operate more than 1,325 offices in 18 countries. For more information about CDI services and job opportunities, visit www.cdicorp.com.

Safe Harbor Statement
---------------------

Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include risks and

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uncertainties such as competitive  market pressures,  material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies or judicial decisions adverse to the staffing industry, changes in economic conditions, unforeseen events associated with the disposition of
discontinued   operations,   delays  or   unexpected   costs   associated   with
implementation of computer systems, delays or unexpected costs in making modifications to existing software and converting to new software to resolve issues related to Year 2000 and failure of third parties to provide Year 2000 compliant products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.

                                                  For more information, contact:
                                                                 Tim Fitzpatrick
                                        Vice President, Corporate Communications
                                                                       CDI Corp.
                                                             Tel: (215) 636-1107
                                             E-mail: tim.fitzpatrick@cdicorp.com

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